Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-123577 and 333-75798) and Form S-8 (Nos. 333-115183 and 333-49012) of Endwave Corporation of our report dated January 27, 2005, except as to Note 15, which is as of March 25, 2005, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ Burr, Pilger, & Mayer LLP

Palo Alto, California
March 29, 2005